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                                                                    EXHIBIT 11.1

                           ABACUS DIRECT CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

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
                                                                 THREE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1997           1996
                                                              -----------    ----------
Net income..................................................  $ 3,376,779    $1,974,681
Average number of shares of common stock outstanding during
  the period................................................    9,578,628     9,061,349
Incremental shares from assumed exercise of stock options
  and grants (primary)......................................      664,849       461,568
                                                              -----------    ----------
                                                               10,243,477     9,522,917
Earnings per common share...................................  $      0.33    $     0.21
                                                              ===========    ==========
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